EXHIBIT 10.12


                             SUPERIOR SERVICES, INC.
                       OUTSIDE DIRECTORS DEFERRED FEE PLAN

       1. Purpose. The Superior Services, Inc. Outside Directors Deferred Fee Plan (the "Plan") is intended to provide an incentive to members of the Board of Directors of Superior Services, Inc., a Wisconsin corporation (the "Company"), who are not employees of the Company ("Directors"), to remain in the service of the Company and increase their efforts for the success of the Company. The Plan supplements the terms of the Superior Services, Inc. 1996 Equity Incentive Plan.

       2. Definition.

       (a) "Actual Average Borrowing Rate" shall mean the interest rate charged by the Company's commercial lenders, as adjusted from time to time, for amounts drawn by the Company under its revolving credit facility.

       (b) "board" means the Boar of Directors of the Company.

       (c) "Committee" means the Compensation Committee appointed from time to time by the Board.

       (d) "Deferral Election" means an election pursuant to Section 4 hereof to defer receipt of Fees.

       (e) "Deferred Amounts" means the amounts credited to a Director's Account pursuant to a Deferral Election, as well as any interest credited to such account under Section 4(c).

       (f) "Director" means a member of the Board who is not an employee of the Company.

       (g) "Director's Account" means the bookkeeping account established by the Company to record the Deferred Amounts.

       (h) "Fees" means the annual retainer scheduled to be paid to a Director for the calendar year for his or her services on the Board during the calendar year plus any additional fees (including meeting and committee fees) earned by a Director for his or her services on the Board during the calendar year.

       3. Administration.

       (a) The Plan shall be administered by the Committee.

       (b) Subject to the express provisions of the Plan and any limitations under applicable law, the Committee shall have authority to interpret the Plan.


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       (c) Neither the Committee nor any member  thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability insurance that may be in effect from time to time.

       (d) A majority of the Committee shall constitute a quorum, and the acts of majority of the members present at any meeting at which quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be the acts of the Committee.

       4. Deferral Election.

       (a) In General. Each Director may irrevocably elect annually to defer receiving all of the Fees that would be otherwise payable to such Director in cash.

       (b) Timing of Deferral Election. The Deferral Election shall be in writing and delivered t the Secretary of the Company on or prior to December 31 of the calendar year immediately preceding the calendar year in which the applicable Fees are to be earned; provided, however, that a Director may make a Deferral Election with respect to Fees earned subsequent to such election during the thirty-day period immediately following the commencement of his or her directorship, or, if later, during the thirty-day period immediately following the adoption by the Company of this Plan. A Deferral Election, once made, shall be irrevocable for the calendar year with respect to which it is made and shall remain in effect for future calendar years unless modified or revoked by a subsequent Deferral Election. A Deferral Election may be changed only with respect to fees earned subsequent to the effective date of such Election.

       (c) Cash Accounts. A Director's Account shall be credited monthly with interest at an annual rate equal to the Company's Actual Average Borrowing Rate during such month.

       (d) Commencement of Payments. Except as provided in Section 4(e), a Director's Deferred Amounts shall be payable commencing on January 1 of the first calendar year following the termination of his or her status as a director due to resignation, retirement, death or otherwise.

       (e) Manner of Payment. In his or her Deferral Election, each Director shall elect to receive a payment of his or her Deferred Amounts either in a lump sum or in two to ten substantially equal annual installments. In the event of a Director's death, payment of the remaining portion of the Director's Deferred Amounts will be made to the Director's beneficiary in a lump sum as soon as practicable following the Director's death.

       (f) Changes With Respect to Distributions. With the consent of the Company, a Director may (i) postpone the date on which Deferred Amounts are to become

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payable  pursuant  to  subsection  (d) or (ii)  change  the  manner in which the
Deferred Amounts are to be paid pursuant to subsection (e), provided in each case that any such change is made prior to the calendar year in which such payments are to commence.

       (g) Hardship Distribution. Notwithstanding any Deferral Election, in the event of severe financial hardship to a Director resulting from a sudden and unexpected illness, accident or disability of the Director or other similar extraordinary and unforeseeable circumstances arising as a result of event beyond the control of the Director, all as determined by the Committee, a Director may withdraw any portion of his Deferred Amounts by providing written notice to the Secretary of the Company. Withdrawals shall only be permitted to the extent reasonably necessary to meet the emergency need due to the severe financial hardship.

       (h) Designation of Beneficiary. Each Director or former Director entitled to payment of Deferred Amounts hereunder from time to time may designate any beneficiary or beneficiaries (who may be designated concurrently, contingently or successively) to whom any such Deferred Amounts are to be paid in case of the Director's death before receipt of any or all of such Deferred Amounts. Each designation will revoke all prior designations by the Director or former Director, shall be in a form prescribed by the Company, and will be effective only when filed by the Director or former Director, during his or her lifetime, in writing with the Secretary of the Company. Reference in this Plan to a Director's "Beneficiary" at any date shall include such persons designated as concurrent beneficiaries on the Director's beneficiary designation form then in effect. In the absence of any such designation, a Director's or former Director's Deferred Amounts at the time of the Director's death shall be paid to such Director's estate in a lump sum.

       5. No Assets. No stock, cash or other property will be deliverable to a Director in respect of the Director's Deferred Amounts until the date or dates identified pursuant to Section 4(d), and all Deferred Amounts shall be reflected in one or more unfunded accounts established for the Director by the Company. Payment of the Company's obligation will be from general funds, and no special assets (stock, cash or otherwise) have been or will be set aside for this obligation.

       6. Unsecured Creditor.  The right of a Director to receive payments under
Section 4 is that of a general, unsecured creditor of the Company, and the obligation of the Company to make payments constitutes a mere promise by the Company to pay such benefits in the future. Further, the arrangements contemplated by Section 4 are intended to be unfunded for tax purposes and for purposes of Title I of ERISA.

       7. Term of Plan. This Plan shall become effective as of the date of approval of the Plan by the Board, and shall remain in effect until terminated by the Board; provided, however, that Deferred Amounts may be delivered pursuant to any Deferral Election, in accordance with such election, after the Plan's termination.

       8. Amendments; Termination. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan, in whole or in part; provided, however, that

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no amendments shall affect adversely any of the rights of any Director under any election theretofore in effect under the Plan without such Director's consent.

       9. Retention as Director. Nothing contained in the Plan shall interfere with or limit in any way the right of the stockholders of the Company to remove any Director from the Board pursuant to the by-laws of the Company, nor confer upon any Director any right to continue in the service of the Company as a Director.

       10. Nontransferability. No right or interest of any Director in Deferred Amounts shall be assignable or transferable during the lifetime of the Director, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Director's death, a Director's rights and interests in his or her Deferred Amounts shall be transferable by testamentary will or the laws of descent and distribution. If, in the opinion of the Committee, a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

       11. Governing Law. This Plan and all rights hereunder shall be construed in accordance with, and governed by, the laws of the State of Wisconsin.

       12. Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

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